FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2012 Third Quarter Financial Results and Updated Guidance
Third Quarter Global Foot and Ankle Net Sales Increase 13% As Reported and 14% Constant Currency
Company Raises Annual EPS and Cash Flow Guidance

ARLINGTON, Tenn. - November 5, 2012 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its third quarter ended September 30, 2012 and updated guidance.

Net sales totaled $110.4 million during the third quarter ended September 30, 2012, representing a 7% decrease as reported and a 5% decrease on a constant currency basis compared to the third quarter of 2011. During the third quarter of 2012, as anticipated, global sales were negatively affected by U.S. ortho-recon customer losses and price decreases in Japan that were effective in the second quarter of 2012, partially offset by strong growth in the global foot and ankle business.

Robert Palmisano, President and Chief Executive Officer, commented, “We continued to make excellent progress on implementing our transformational changes in our business during the third quarter. In addition to our third consecutive quarter of accelerating global foot and ankle growth, we continue to generate strong cash flow. We also completed the conversion of a major portion of our foot and ankle distributor territories to direct sales representation. With this conversion now complete, coupled with the favorable response to our recent new product launches and increased medical education programs, we believe we are well positioned to exit the year at well above market growth rates and improve sales productivity in our foot and ankle business.”

Net loss for the third quarter of 2012 totaled $5.3 million or $0.14 per diluted share, compared to net loss of $16.0 million or $0.42 per diluted share in the third quarter of 2011.

Net loss for the third quarter of 2012 included the after-tax effects of $2.7 million of non-cash stock-based compensation expense, $1.7 million of expenses associated with U.S. governmental inquiries and the Company's deferred prosecution agreement (DPA), $1.6 million of charges associated with distributor conversions and non-competes, $2.7 million of charges related to the write-off of deferred financing costs associated with the Company's Senior Credit Facility and 2014 Convertible Notes, a $1.8 million loss on the termination of the interest rate swap associated with the Company's Senior Credit Facility, $0.7 million of non-cash interest expense related to the 2017 Convertible Notes, and an unrealized gain of $2.3 million related to mark-to-market adjustments on derivatives. Net income for the third quarter of 2011 included the after-tax effects of $14.0 million of charges associated with the 2011 cost restructuring plan, a $13.2 million charge for management's estimate of the Company's total liability for claims associated with previous and estimated future fractures of its titanium PROFEMUR® long modular necks in North

America, $5.0 million of expenses associated with the Company's DPA, $2.2 million of non-cash stock-based compensation expense, and $2.0 million of expenses related to the settlement of certain employment matters and the hiring of a new chief executive officer (CEO).

The Company's third quarter 2012 net income, as adjusted for the above items, decreased to $0.5 million in 2012 from $7.7 million in 2011, while diluted earnings per share, as adjusted, decreased to $0.01 in the third quarter of 2012 from $0.20 in the third quarter of 2011. Including stock-based expense, diluted loss per share, as adjusted, totaled $0.02 in the third quarter of 2012. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.

Cash and cash equivalents and marketable securities totaled $317.6 million as of the end of the third quarter of 2012, an increase of $145.9 million compared to the end of the fourth quarter of 2011. Net cash flow from operating activities was $16.6 million, which combined with capital expenditures of $4.7 million, resulted in free cash flow of $11.9 million in the third quarter of 2012 compared to free cash outflow of $2.1 million in the third quarter of 2011.

Palmisano concluded, “During the fourth quarter, we will continue to make investments to accelerate foot and ankle growth, improve customer satisfaction in our Ortho-Recon business and increase cash generation capabilities. We also expect continued progress on our inventory reduction initiatives and accelerating U.S. foot and ankle sales productivity in 2013. In addition, our recently completed convertible debt offering provides us with significantly increased flexibility to pursue internal and external development opportunities that we believe will help us continue to drive the positive transformation of our business for the remainder of this year and beyond.”

Outlook

The Company continues to anticipate full year 2012 net sales to be in the range of $476 million to $485 million and has increased its as-adjusted earnings per share excluding stock-based compensation guidance to be in the range of $0.34 to $0.40 per diluted share from the previously communicated range of $0.32 to $0.36. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct, costs associated with the previously announced restructuring, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, costs associated with the Company's DPA (including the associated independent monitor) and the U.S. government inquiry relating to the PROFEMUR® hip products, non-cash interest expense associated with the 2017 Convertible Notes, non-cash mark-to-market derivative adjustments, loss on termination of interest rate swap, and the write-off of unamortized deferred financing charges.

As noted above, the Company's earnings target excludes the impact of non-cash stock-based compensation charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.18 per diluted share for the full year 2012. Therefore, the Company now anticipates its full year 2012 as-adjusted earnings per share including stock-based compensation to be in the range of $0.16 to $0.22 per diluted share.

From a cash flow perspective, the Company continues to anticipate significant improvement over 2011, and has upwardly revised its anticipated 2012 free cash flow to be in the range of $45 million to $50 million, as compared with the previously announced guidance of $40 million to $45 million. This new guidance range represents annualized growth of 211% to 245%.

The Company's anticipated ranges for net sales, adjusted earnings per share, non-cash stock-based compensation charges and free cash flow are forward-looking statements, as are any other statements which anticipate or aspire to future performance against key metrics. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 800-688-0836 (U.S.) / 617-614-4072 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing until November 12, 2012. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 67114673. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, losses associated with the termination of derivative instruments, write-off of unamortized deferred financing costs, restructuring charges, transaction costs, changes in estimates associated with the Company's liability for PROFEMUR® long modular neck claims, costs related to settlement of certain employment matters and the hiring of a new CEO, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, in each case under the heading “Risk Factors” and elsewhere in such filings). By way of example and without implied limitation, such risks and uncertainties include: future actions of the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; lack of suitable business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers, and on our ability to deliver timely and effective medical education, clinical studies, and new products.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net sales	$110,363	$118,184	$360,299	$386,075
Cost of sales	35,089	36,185	110,329	116,457
Cost of Sales - restructuring	—	1,900	435	1,900
Gross profit	75,274	80,099	249,535	267,718
Operating expenses:
Selling, general and administrative	70,851	83,581	216,061	229,227
Research and development	6,612	6,769	19,577	23,783
Amortization of intangible assets	1,827	721	3,823	2,088
Restructuring charges	—	12,132	1,153	12,132
Total operating expenses	79,290	103,203	240,614	267,230
Operating (loss) income	(4,016)	(23,104)	8,921	488
Interest expense, net	2,574	1,464	6,268	4,774
Other expense, net	2,027	59	2,035	4,775
(Loss) income before income taxes	(8,617)	(24,627)	618	(9,061)
(Benefit) provision for income taxes	(3,278)	(8,582)	686	(2,755)
Net loss	$(5,339)	$(16,045)	$(68)	$(6,306)
Net loss per share, basic	$(0.14)	$(0.42)	$(0.00)	$(0.16)
Net loss per share, diluted	$(0.14)	$(0.42)	$(0.00)	$(0.16)
Weighted-average number of shares outstanding-basic	38,907	38,406	38,706	38,228
Weighted-average number of shares outstanding-diluted	38,907	38,406	38,706	38,228

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	September 30, 2011	% change	September 30, 2012	September 30, 2011	% change
Geographic
Domestic	$65,751	$69,382	(5.2%)	$205,029	$222,678	(7.9%)
International	44,612	48,802	(8.6%)	155,270	163,397	(5.0%)
Total net sales	$110,363	$118,184	(6.6%)	$360,299	$386,075	(6.7%)

	Three Months Ended			Nine Months Ended
	September 30, 2012	September 30, 2011	% change	September 30, 2012	September 30, 2011	% change
OrthoRecon
Hips	$33,048	$39,045	(15.4%)	$114,621	$130,486	(12.2%)
Knees	25,657	27,204	(5.7%)	86,928	93,429	(7.0%)
Other	770	1,464	(47.4%)	3,025	4,082	(25.9%)
Total OrthoRecon	59,475	67,713	(12.2%)	204,574	227,997	(10.3%)

Extremities
Foot and Ankle	29,030	25,681	13.0%	87,537	78,210	11.9%
Upper Extremity	6,207	6,692	(7.2%)	19,101	21,189	(9.9%)
Biologics	14,614	16,610	(12.0%)	45,255	53,846	(16.0%)
Other	1,037	1,488	(30.3%)	3,832	4,833	(20.7%)
Total Extremities	50,888	50,471	0.8%	155,725	158,078	(1.5%)

Total Sales	$110,363	$118,184	(6.6%)	$360,299	$386,075	(6.7%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Third Quarter 2012 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
OrthoRecon
Hips	(15%)	(12%)	(15%)	(13%)	(15%)
Knees	(9%)	1%	(2%)	(4%)	(6%)
Other	(60%)	(42%)	(44%)	(46%)	(47%)
Total OrthoRecon	(12%)	(9%)	(12%)	(10%)	(12%)

Extremities
Foot and Ankle	12%	23%	17%	14%	13%
Upper Extremity	(8%)	(4%)	(6%)	(7%)	(7%)
Biologics	(14%)	(2%)	(3%)	(12%)	(12%)
Other	(46%)	(12%)	(19%)	(27%)	(30%)
Total Extremities	0%	7%	3%	2%	1%

Total Sales	(5%)	(5%)	(9%)	(5%)	(7%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Sales as a % of Total Sales
	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Domestic	International	Total	Domestic	International	Total
OrthoRecon
Hips	11%	19%	30%	11%	21%	32%
Knees	12%	11%	23%	12%	12%	24%
Other	0%	1%	1%	0%	1%	1%
Total OrthoRecon	24%	30%	54%	23%	34%	57%

Extremities
Foot and Ankle	22%	5%	26%	20%	5%	24%
Upper Extremity	4%	2%	6%	4%	2%	5%
Biologics	10%	3%	13%	10%	3%	13%
Other	0%	1%	1%	0%	1%	1%
Total Extremities	36%	10%	46%	34%	10%	43%

Total Sales	60%	40%	100%	57%	43%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2012
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$44,612	$110,363	$155,270	$360,299
Currency impact as compared to prior period	1,739	1,739	4,313	4,313
Net sales, excluding the impact of foreign currency	$46,351	$112,102	$159,583	$364,612

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Operating (Loss) Income
Operating (loss) income, as reported	$(4,016)	$(23,104)	$8,921	$488
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	359	356	1,053	1,063
Cost of sales - restructuring	—	1,900	435	1,900
Inventory step-up amortization	48	—	144	—
Employment matters (1)	—	99	—	99
Total	407	2,355	1,632	3,062
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,188	1,715	6,879	5,083
U.S. governmental inquiries/DPA related	1,707	4,974	6,647	9,541
Distributor conversions	416	—	624	—
Employment matters	—	1,783	—	1,783
Product liability	—	13,199	—	13,199
Total	4,311	21,671	14,150	29,606
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	147	150	534	542
Employment matters (1)	—	135	—	135
Total	147	285	534	677
Reconciling items impacting Amortization of Intangible Assets
Amortization of distributor non-competes	1,169	—	1,740	—
Other Reconciling Items:
Restructuring charges	—	12,132	1,153	12,132
Operating income, as adjusted	$2,018	$13,339	$28,130	$45,965
Operating income, as adjusted, as a percentage of net sales	1.8%	11.3%	7.8%	11.9%

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net (Loss) Income
(Loss) income before taxes, as reported	$(8,617)	$(24,627)	$618	$(9,061)
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	2,694	2,221	8,466	6,688
U.S. governmental inquiries/DPA related	1,707	4,974	6,647	9,541
Restructuring charges	—	14,032	1,588	14,032
Inventory step-up amortization	48	—	144	—
Distributor conversion and non-competes	1,585	—	2,364	—
Loss on interest rate swap termination	1,769	—	1,769	—
Non-cash interest expense on 2017 Convertible Notes	687	—	687	—
Derivatives mark-to-market adjustment	(2,330)	—	(2,330)	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	2,721	—	2,721	—
Employment matters (1)	—	2,017	—	2,017
Product liability provision	—	13,199	—	13,199
Write-off of deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—	4,099
Income before taxes, as adjusted	264	11,816	22,674	40,515

(Benefit) provision for income taxes, as reported	(3,278)	(8,582)	686	(2,755)
Non-cash, stock-based compensation	1,305	744	2,689	2,093
U.S. governmental inquiries/DPA related	146	1,873	2,295	3,371
Restructuring charges	—	4,574	620	4,574
Inventory step-up amortization	19	—	56	—
Distributor conversion and non-competes	477	—	816	—
Loss on interest rate swap termination	691	—	691	—
Non-cash interest expense on 2017 Convertible Notes	268	—	268	—
Derivatives mark-to-market adjustment	(910)	—	(910)	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	1,063	—	1,063	—
Employment matters (1)	—	720	—	720
Product liability provision	—	4,740	—	4,740
Write-off of deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—	1,599
(Benefit) provision for income taxes, as adjusted	$(219)	$4,069	$8,274	$14,342
Effective tax rate, as adjusted	(83.0%)	34.4%	36.5%	35.4%
Net income, as adjusted	$483	$7,747	$14,400	$26,173

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	September 30, 2012		September 30, 2011
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net (loss) income	$(5,339)	$483	$(16,045)	$7,747
Interest expense on 2014 convertible notes	N/A	N/A	N/A	137
Diluted net (loss) income	$(5,339)	$483	$(16,045)	$7,884

Basic shares	38,907	38,907	38,406	38,406
Dilutive effect of stock options and restricted shares	N/A	379	—	130
Dilutive effect of 2014 convertible notes	N/A	N/A	N/A	891
Diluted shares	38,907	39,286	38,406	39,427

Net (loss) income per share, diluted	$(0.14)	$0.01	$(0.42)	$0.20

	Nine Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2011
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income (loss)	$(68)	$14,400	$(6,306)	$26,173
Interest expense on 2014 convertible notes	N/A	N/A	N/A	1,066
Diluted net income (loss)	$(68)	$14,400	$(6,306)	$27,239

Basic shares	38,706	38,706	38,228	38,228
Dilutive effect of stock options and restricted shares	N/A	374	—	149
Dilutive effect of 2014 convertible notes	N/A	N/A	N/A	2,249
Diluted shares	38,706	39,080	38,228	40,626

Net income (loss) per share, diluted	$(0.00)	$0.37	$(0.16)	$0.67

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net (Loss) Income per Diluted Share
Net (loss) income, as reported, per diluted share	$(0.14)	$(0.42)	$(0.00)	$(0.16)
Interest expense on convertible notes	N/A	—	0.00	0.03
Effect of convertible notes on diluted shares	N/A	0.01	0.00	0.01
Non-cash, stock-based compensation	0.04	0.04	0.15	0.11
U.S. governmental inquiries/DPA related	0.04	0.08	0.12	0.15
Restructuring charges	—	0.24	0.02	0.23
Inventory step-up amortization	0.00	—	0.00	—
Distributor conversion and non-competes	0.03	—	0.04	—
Loss on interest rate swap termination	0.03	—	0.03	—
Non-cash interest expense on 2017 Convertible Notes	0.01	—	0.01	—
Derivatives mark-to-market adjustment	(0.04)	—	(0.04)	—
Write-off deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	0.04	—	0.04	—
Employment matters (1)	—	0.03	—	0.03
Product liability provision	—	0.22	—	0.21
Write-off deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	—	0.06
Net income, as adjusted, per diluted share	$0.01	$0.20	$0.37	$0.67

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net cash provided by operating activities	16,639	9,770	57,752	48,786
Capital expenditures	(4,718)	(11,822)	(13,291)	(35,198)
Free cash flow	11,921	(2,052)	44,461	13,588

Wright Medical Group, Inc.
Segment Income Statement
(In thousands, except share data)
(unaudited)

	Three Months Ended September 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$59,475	$50,888	$—	$—	$110,363
Cost of sales	23,219	11,463	—	407	35,089
Gross profit	36,256	39,425	—	(407)	75,274

Operating expenses:
Selling, general and administrative	28,948	25,512	12,080	4,311	70,851
Research and development	3,125	3,340	—	147	6,612
Amortization of intangible assets	58	600	—	1,169	1,827
Restructuring charges	—	—	—	—	—
Total operating expenses	32,131	29,452	12,080	5,627	79,290

Operating income (loss)	$4,125	$9,973	$(12,080)	$(6,034)	$(4,016)

Operating income (loss) as a percent of net sales	6.9%	19.6%	N/A	N/A	(3.6)%

	Three Months Ended September 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$5,834	$2,841	$611	$—	$9,286
Amortization expense	58	600	—	1,169	1,827
Capital expenditures	1,711	1,464	1,543	—	4,718
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Income Statement
(continued)

	Three Months Ended September 30, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$67,713	$50,471	$—	$—	$118,184
Cost of sales	21,332	14,398	—	2,355	38,085
Gross profit	46,381	36,073	—	(2,355)	80,099

Operating expenses:
Selling, general and administrative	29,385	22,078	10,447	21,671	83,581
Research and development	3,056	3,428	—	285	6,769
Amortization of intangible assets	132	589	—	—	721
Restructuring charges	—	—	—	12,132	12,132
Total operating expenses	32,573	26,095	10,447	34,088	103,203

Operating income (loss)	$13,808	$9,978	$(10,447)	$(36,443)	$(23,104)

Operating income (loss) as a percent of net sales	20.4%	19.8%	N/A	N/A	(19.5)%

	Three Months Ended September 30, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$6,600	$2,793	$583	$—	$9,976
Amortization expense	132	589	—	—	721
Capital expenditures	2,722	4,689	4,411	—	11,822
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Income Statement
(continued)

	Nine Months Ended September 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$204,574	$155,725	$—	$—	$360,299
Cost of sales	74,907	34,225	—	1,632	110,764
Gross profit	129,667	121,500	—	(1,632)	249,535

Operating expenses:
Selling, general and administrative	91,008	73,934	36,969	14,150	216,061
Research and development	9,052	9,991	—	534	19,577
Amortization of intangible assets	275	1,808	—	1,740	3,823
Restructuring charges	—	—	—	1,153	1,153
Total operating expenses	100,335	85,733	36,969	17,577	240,614

Operating income (loss)	$29,332	$35,767	$(36,969)	$(19,209)	$8,921

Operating income as a percent of net sales	14.3%	23.0%	N/A	N/A	2.5%

	Nine Months Ended September 30, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$18,406	$8,494	$2,282	$—	$29,182
Amortization expense	275	1,808	—	1,740	3,823
Capital expenditures	4,285	5,914	3,092	—	13,291

______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Segment Income Statement
(continued)

	Nine Months Ended September 30, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$227,997	$158,078	$—	$—	$386,075
Cost of sales	72,842	42,453	—	3,062	118,357
Gross profit	155,155	115,625	—	(3,062)	267,718

Operating expenses:
Selling, general and administrative	94,955	68,046	36,620	29,606	229,227
Research and development	12,256	10,850	—	677	23,783
Amortization of intangible assets	324	1,764	—	—	2,088
Restructuring charges	—	—	—	12,132	12,132
Total operating expenses	107,535	80,660	36,620	42,415	267,230

Operating income (loss)	$47,620	$34,965	$(36,620)	$(45,477)	$488

Operating income as a percent of net sales	20.9%	22.1%	N/A	N/A	0.1%

	Nine Months Ended September 30, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Depreciation expense	$19,602	$7,963	$1,649	$—	$29,214
Amortization expense	324	1,764	—	—	2,088
Capital expenditures	14,008	9,825	11,365	—	35,198
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	September 30, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$304,009	$153,642
Marketable securities	13,613	13,597
Accounts receivable, net	96,516	98,995
Inventories	153,176	164,600
Prepaid expenses and other current assets	69,767	69,699
Total current assets	637,081	500,533

Property, plant and equipment, net	143,277	160,284
Goodwill and intangible assets, net	81,115	75,651
Marketable securities	—	4,502
Other assets	91,520	13,610
Total assets	$952,993	$754,580

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$13,369	$11,651
Accrued expenses and other current liabilities	63,592	55,831
Current portion of long-term obligations	975	8,508
Total current liabilities	77,936	75,990
Long-term obligations	256,477	166,792
Other liabilities	103,696	43,334
Total liabilities	$438,109	$286,116

Stockholders’ equity:	514,884	468,464
Total liabilities and stockholders’ equity	$952,993	$754,580